CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 14, 2022

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 87.01 Other Events.

London Court of International Arbitration

On January 27, 2022, DynaResource, Inc. (the “Company”) received word from its counsel that the London Court of International Arbitration issued a First Final Partial Award (the “Partial Award”), in favor of Mercuria Energy Trading S.A., a Swiss company (“Mercuria”) and against Mineras de DynaResource S.A. de C.V. (“Mineras”), a subsidiary of the Company which is chartered in Mexico and whose offices are also located in Mexico.

The Partial Award requires that Mineras pay Mercuria the sum of $1,676,014 for an undersupply of metal concentrate production between October 2019 and December 2020.   The Partial Award also requires that Mineras pay Mercuria the sum of $146,659 in connection with a net overpayment by Mercuria for metal concentrates.

The arbitration panel retained jurisdiction to address any outstanding fees and expenses.

The Company notes the following:  since Mineras is a company of Mexican nationality, under Mexican law Mineras has the right to legally oppose the recognition and enforcement of the Partial Award and any supplemental award.

Recent Change of Law in Mexico

Due to a recent change of law in Mexico, the outsourcing role that Mineras has played for the Company’s mining operations in Mexico, was no longer consistent with Mexican law.  Consequently, the contractual relationships between Mineras and DynaResource de Mexico, S.A. de C.V., as owner of the mines, has been terminated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

By:	/s/ K.W. Diepholz
Name:	K.W. Diepholz
Title:	Chairman and CEO

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